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                                                                    EXHIBIT 23.1

                                Ernst & Young LLP






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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Coca-Cola Enterprises Inc. for the registration of 1,934,114 shares of its common stock and to the incorporation by reference therein of our reports dated January 19, 1998, with respect to the consolidated financial statements of Coca-Cola Enterprises Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                 /s/  ERNST & YOUNG LLP


Atlanta, Georgia
August 17, 1998